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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-143529, 333-130651, 333-125426, 333-66594, 333-75762, 333-76938 and 333-109446 on Forms S-8 and Post-Effective Amendment No. 3 to Registration Statement No. 333-138662 on Form S-3 of our reports dated February 27, 2009, relating to the financial statements and financial statement schedule of Bunge Limited and subsidiaries (the "Company") (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph relating to the adoptions of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, on January 1, 2008, Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, on January 1, 2007 and Statement of Financial Accounting Standards No. 158, Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), on December 31, 2006) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

February 27, 2009
New York, New York

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM